EXHIBIT 99.1

PRESS RELEASE
Contact: Mark Hood
SVP, Chief Financial Officer
Phone: 314-633-7255

Panera Bread Company to Present at Adam’s, Harkness & Hill’s
23rd Annual Summer Seminar

St. Louis, MO August 1, 2003 — Panera Bread Company (Nasdaq: PNRA) will be presenting at Adam’s, Harkness & Hill’s 23rd Annual Summer Seminar to be held in Boston on Wednesday, August 6, 2003 at 9:00 AM EDT. An audio webcast of the presentation will be available over the Internet at http://media.corporate-ir.net/media_files/Event/2003/aug/ahh/agenda/alpha.htm. A replay will be available for 30 days.